                                                                     EXHIBIT 4.8

                      THIS WARRANT MAY BE TRANSFERRED ONLY
                       IN ACCORDANCE WITH SECTION 3 HEREOF

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SHALL NOT BE (1) SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR CONSIDERATION, BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER FOR CONSIDERATION SHALL NOT BE IN VIOLATION OF THE ACT OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS; OR (2) TRANSFERRED WITHOUT CONSIDERATION BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.


                        THIS WARRANT IS ONLY EXERCISABLE
                          WITHIN FIVE YEARS OF THE DATE
                            OF ITS INITIAL ISSUANCE.

W- 6                                                         WARRANT TO PURCHASE
                                                                 5,575 SHARES OF
                                                                    COMMON STOCK

          ISSUED AS OF: MARCH 28, 2000 ("DATE OF THE INITIAL ISSUANCE")


                                   ICNT, INC.
               ORGANIZED UNDER THE LAWS OF THE STATE OF CALIFORNIA

        THIS CERTIFIES THAT for value received, Michael Robert, the registered holder hereof (the "Holder"), is entitled to purchase from ICNT, Inc. (the "Corporation"), at an aggregate purchase price of $47,500 ($8.52 per share) (the "Exercise Price"), within five years (60 months) from the date of the initial issuance of this Warrant (the "Exercise Period"), up to 5,575 shares of Common Stock, no par value per share, of the Corporation ("Common Stock"). The Exercise Price per share shall be subject to adjustment from time to time as set forth herein.

        This Warrant evidences the right to purchase an aggregate of up to 5,575 shares of Common Stock. The shares of Common Stock to be issued upon exercise of the Warrant are referred to herein as "Warrant Shares."

        1. EXPIRATION DATE. The Warrant represented hereby will expire in its entirety and no longer be exercisable after 5:00 p.m. Pacific Time on the last day of the sixty (60) consecutive month period beginning on the date of the initial issuance of the Warrant, unless extended ("Expiration Date").

        2. MANNER OF EXERCISE. The Warrant may be exercised at the Corporation's Office at 4499 Glencoe Avenue, Marina Del Rey, California 90292, or upon such other location designated by the Corporation, upon presentation and surrender hereof, together with the Warrant Purchase Form at the end hereof, duly completed and signed, and upon payment to the Corporation of the Exercise Price (subject to adjustment in accordance with the provisions of Section 9 hereof), for the number of full Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be: (i) in cash or cash equivalents, (ii) in the form of unrestricted Stock already owned by the Holder (based upon the Fair Market Value of the Stock on the date the Warrant is exercised, as determined by the Board of Directors of the Corporation in its sole discretion. However, if the Common Stock is traded on a national securities exchange or on Nasdaq, the Fair Market Value of the Stock shall be based on the closing sales price, or if no closing sales price is reported, on the most recently reported closing sales price, of the Common Stock on the date the Warrant is exercised as reported in the western edition of the Wall Street Journal or such other medium acceptable to the Corporation), (iii) by cancellation of any indebtedness owed by the Corporation to the Holder, (iv) by requesting that the Corporation withhold whole shares of Common Stock then issuable upon exercise of the Warrant (based on the Fair Market Value of the Stock on the date the Warrant is exercised, as determined by the Board of Directors of the Corporation in its sole discretion. However, if the Common Stock is traded on a national securities exchange or on Nasdaq, the Fair Market Value of the Stock shall be based on the closing sales price, or if no closing sales price is reported, on the most recently reported closing sales price, of the Common Stock on the date the Warrant is exercised as reported in the Western edition of the Wall Street Journal or such other medium acceptable to the Corporation), (v) in the event the Corporation's Common Stock is registered under the Securities Exchange Act of 1934, as amended, by arrangement with a broker which is acceptable to the Corporation where payment of the Exercise Price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the Warrant to the Corporation, or (vi) by any combination of the foregoing.

The Corporation shall not be required to issue fractional Warrant Shares on the exercise of Warrants. When Warrants are presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants in full, the Corporation shall pay an amount in cash equal to the then current market price per Warrant Share (as determined in the sole discretion of the Corporation's Board of Directors, unless the Common Stock is traded on a national securities exchange or Nasdaq, in which case, the Fair Market Value of the Stock shall be based on the closing sales price, or if no closing sales price is reported, on the most recently reported closing sales price, of the Common Stock on the date the Warrant is exercised as reported in the western edition of the Wall Street Journal or such other medium acceptable to the Corporation) multiplied by such fraction. When Warrants are presented for exercise as to a specified portion, only full Warrant Shares shall be issuable and a new Warrant bearing the original initial issuance date shall be issuable evidencing the remaining Warrant or Warrants.

        Upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Corporation shall issue and cause to be delivered with all reasonable speed to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased together with payment for any fractional shares as provided above in this Section 2, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of the Exercise Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Corporation shall be under no duty to deliver any certificate for such Warrant Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date of the Warrants, a new Warrant evidencing the remaining Warrant or Warrants will be issued; provided, however, the Corporation shall not be required to issue fractional Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Corporation.

        3. LIMITATIONS ON THE TRANSFERABILITY OF WARRANTS. The Warrants shall not be transferable unless the Holder complies with this paragraph. Any purported transfer not in compliance with this paragraph shall be null and void. The Warrants shall be transferable only on the books of the Corporation maintained at its office at 4499 Glencoe Avenue, Marina Del Rey, California 90292, or at such other address as the Corporation may designate to the Holder in writing, upon delivery thereof duly endorsed with signatures properly guaranteed by a commercial bank or securities brokerage firm or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Corporation shall deliver a new Warrant or Warrants to the persons entitled thereto bearing the following or similar legend if such Warrant or Warrants are not registered under the ACT:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT", AND SHALL NOT BE (1) SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR CONSIDERATION, BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER FOR CONSIDERATION SHALL NOT BE IN VIOLATION OF THE ACT OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND APPLICABLE STATE

SECURITIES LAWS; OR (2) TRANSFERRED WITHOUT CONSIDERATION BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE CORPORATION, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

        4. COVENANT OF THE HOLDER. The Holder covenants and agrees that, during a period of not less that 180 days from the date of an initial public offering registered and declared effective by the Securities and Exchange Commission under the Act, the Holder will not, without the prior written consent of the underwriter (which consent may be unreasonably withheld), directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, whether directly, indirectly or synthetically, any Warrant Shares. The Holder further agrees that it will execute all documentation with any underwriter of said offering as and if required reflecting the covenant as provided in this Section 4.

        5. PAYMENT OF TAXES. The Corporation will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Corporation shall not be required to pay any other tax or taxes which may be payable in respect of any transfers involved in the issuance or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants in respect of which such Warrant Shares are issued, and in such case the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation's satisfaction that such tax has been paid.

        6. MUTILATED, LOST, STOLEN OR DESTROYED. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Corporation may at its discretion issue, upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Warrant, and indemnity, if requested, also satisfactory to the Corporation. An applicant for such a substitute Warrant shall also comply with such other reasonable regulations as the Corporation may prescribe.

        7. RESERVATION OF WARRANT SHARES. The Corporation shall at all times, while the Warrants are exercisable, keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. Immediately after the Expiration Date, however, no shares shall be subject to reservation in respect of such Warrants.

        8. CANCELLATION OF WARRANTS. The Corporation shall cancel any Warrants surrendered for exchange, substitution, transfer or exercise in whole or in part.

        9. ADJUSTMENTS. The Warrant Shares purchasable hereunder and the Exercise Price shall be subject to adjustments from time to time upon the happening of certain events, as hereinafter defined:

        9.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

             (a) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Common Stock of the Corporation, an appropriate adjustment will be made in (i) the aggregate number of shares reserved for issuance under the Warrants, and (ii) the kind, number and exercise price of shares subject to the Warrants, provided that the number of shares subject to the Warrants shall always be a whole number. The number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Corporation which the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
        (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

             (b) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

             (c) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying the Exercise Price immediately prior to the adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to the adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

             (d) For the purpose of this Subsection 9.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder shall become entitled to purchase any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (c) above, and the provisions of Sections 1 and 2 and Subsections 9.2 through 9.4, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

        9.2. VOLUNTARY ADJUSTMENT BY THE CORPORATION. The Corporation may at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Corporation, approve additional periods for exercise of the Warrants or extend the Expiration Date to any time deemed appropriate by the Board of Directors of the Corporation.

        9.3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Corporation shall cause to be mailed by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Any failure by the Corporation to give notice to the Holder or any defect therein shall not affect the validity of such adjustment or of the event resulting in the adjustment, nor of the Holder's rights to such adjustment.

        9.4. NO ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS. Except as provided in Subsections 9.1 and 9.6, no adjustments in respect of any dividends or distributions shall be made during the term of a Warrant or upon the exercise of a Warrant.

        9.5. RIGHTS UPON CONSOLIDATION, MERGER, ETC.

             (a) In case of any consolidation of the Corporation with or merger of the Corporation into another corporation or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety ("Sale"), such successor or purchasing corporation may assume the obligations hereunder, and may execute with the Corporation an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the consummation of such Sale had such Warrant been exercised immediately prior to the Sale. The Corporation shall mail by first class mail, postage prepaid, to each Holder notice of the execution of any Sale agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Subsection 9.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

             (b) In the event that such successor corporation does not execute an agreement with the Corporation as provided in paragraph (a) above, then each

        Holder shall be entitled to exercise outstanding Warrants upon the payment of the Exercise Price during a period of at least thirty (30) days (or such lesser number of days then remaining in the Exercise Period) which period shall terminate not less than ten (10) days prior to consummation of the Sale, and thereby receive consideration in the transaction on the same basis as other previously outstanding shares of the same class as the Warrant Shares acquired upon exercise. Warrants not exercised in accordance with this paragraph (b) before consummation of the Sale will be canceled and become null and void. The Corporation shall mail by first class mail, postage prepaid, to each Holder, at least ten (10) days prior to the first date on which the Warrants are exercisable pursuant to this paragraph (b), notice of the proposed transaction setting forth the first and last date on which the Holder may exercise outstanding Warrants and a description of the terms of this Warrant providing for cancellation of the Warrants in the event the Warrants are not exercised by the prescribed date.

             (c) The Corporation's failure to give any notice required by this Subsection 9.5 or any defect therein shall not affect the validity of any Sale.

        9.6. RIGHTS UPON LIQUIDATION. In case (i) the Corporation shall make any distribution of its assets to holders of its shares of Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; or
(ii) the Corporation shall liquidate, dissolve or wind up its affairs (other than in connection with a Sale); or (iii) an involuntary liquidation occurs, then the Corporation shall cause to be mailed to each Holder, by first class mail, at least twenty (20) days prior to the applicable record date, a notice stating the date on which such distribution, liquidation, dissolution or winding up is expected to become effective, and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property or assets (including cash) deliverable upon such distribution, liquidation, dissolution or winding up. The Corporation=s failure to give the notice required by this Subsection 9.6 or any defect therein shall not affect the validity of such distribution, liquidation, dissolution or winding up.

        9.7. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same price as is stated in the Warrants initially issued.

        10. NO RIGHTS AS STOCKHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders called for the election of directors of the Corporation or any other matter, or any rights whatsoever as stockholders of the Corporation.

        11. NOTICES. Any notice pursuant to this Warrant by any Holder to the Corporation or by the Corporation to any Holder, shall be in writing and shall be mailed first class, postage prepaid, or delivered: (i) to the Corporation, at its office at 4499 Glencoe Avenue, Marina Del Rey, California 90292 or such other address as the Corporation may designate in writing to the Holder; or (ii) to the Holder, at the Holder's address on the books of the Corporation. The Corporation's failure to give any notice required by this Warrant or any defect therein shall not affect the validity of the action taken by the Corporation in connection therewith.

        12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, to the extent not preempted by federal law, without giving effect to principles of conflict of laws.

        13. SECURITIES LAWS. The exercise of Warrants is prohibited unless the issuance of the Warrant Shares has been registered or qualified under applicable federal and state laws or unless there is an exemption available from such requirements.

        14. CAPTIONS. The captions of the sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

        15. FORUM DESIGNATION. Any action or proceeding against any of the parties hereto relating in any way to this Warrant or the subject matter hereof shall be brought and enforced exclusively in the competent courts of California, and the parties hereto consent to the exclusive jurisdiction of such courts in respect of such action or proceeding.

        WITNESS the seal of the Corporation and the signatures of its duly authorized officers.


                                       ICNT, INC.
                                       a California corporation

                                       By:  /s/ JOHN COMBS
                                            ------------------------------------
                                            Name:  John Combs
                                            Title: Chief Executive Officer

                                       By:  /s/ CLIFFORD YOUNG
                                            ------------------------------------
                                            Name:  Clifford Young
                                            Title: President

                                       Initial Date of Issuance:

                                       March 28, 2000
(Corporate Seal)

                                SUBSCRIPTION FORM

       (TO BE EXECUTED UPON EXERCISE OF THE WARRANT PURSUANT TO SECTION 2)

        THE UNDERSIGNED HEREBY IRREVOCABLY ELECTS TO EXERCISE THE RIGHT OF PURCHASE REPRESENTED BY THE WITHIN WARRANT CERTIFICATE FOR, AND TO PURCHASE THEREUNDER ______________ SHARES OF COMMON STOCK, AS PROVIDED FOR THEREIN, AND TENDERS HEREWITH PAYMENT OF THE PURCHASE PRICE IN FULL IN THE FORM OF CASH OR A CERTIFIED OR OFFICIAL BANK CHECK IN THE AMOUNT OF $____________.

        PLEASE ISSUE A CERTIFICATE OR CERTIFICATES FOR SUCH COMMON STOCK IN THE NAME OF:

               NAME:
                     -----------------------------

               -----------------------------------

               -----------------------------------

               -----------------------------------
               (PLEASE PRINT NAME, ADDRESS AND
               SOCIAL SECURITY NUMBER)

               SIGNATURE
                         -------------------------

NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME ON THE FIRST PAGE OF THIS WARRANT CERTIFICATE OR WITH THE NAME OF THE ASSIGNEE APPEARING IN THE ASSIGNMENT FORM BELOW.

        IF SAID NUMBER OF SHARES SHALL NOT BE ALL OF THE SHARES PURCHASABLE UNDER THE WITHIN WARRANT CERTIFICATE, A NEW WARRANT CERTIFICATE IS TO BE ISSUED IN THE NAME OF AFOREMENTIONED FOR THE BALANCE OF THE REMAINING SHARES PURCHASABLE THEREUNDER, ROUNDED UP TO THE NEAREST WHOLE NUMBER OF SHARES, IF APPLICABLE.